Exhibit 99.2

SUPPLEMENTAL INVESTMENT INFORMATION QUARTER ENDED JUNE 30, 2012 CREXUS INVESTMENT CORP. 1 ww.crexusinvestment.com

This presentation and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our ability to obtain and maintain financing arrangements and the terms of such arrangements; financing and advance rates for our targeted assets; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; market trends in our industry, interest rates, the debt securities markets or the general economy; rates of default or decreased recovery rates on our assets; our continuing or future relationships with third parties; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our qualification as a REIT for federal income tax purposes; ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the availability of opportunities in real estate-related and other securities; the availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; interest rate mismatches between our assets and our borrowings used to finance purchases of such assets; changes in interest rates and mortgage prepayment rates; the effects of interest rate caps on our adjustable-rate mortgage-backed securities; our ability to integrate acquired assets into our existing portfolio; and our ability to realize our expectations of the advantages of acquiring assets. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. LTV ratios are based on third party appraisals, some of which were obtained when the loans were originated which in certain cases are prior to our acquiring the loans. Disclaimer CREXUS INVESTMENT CORP. 2

Q2 Investment Highlights Portfolio Additions –$100 million mezzanine loan (11.50% coupon) on a geographically diverse portfolio of suburban office buildings –$50 million mezzanine loan (11.00% coupon) secured by a geographically diverse portfolio of cold and dry storage warehouses Portfolio Repayments –$15 million mezzanine loan secured by an apartment portfolio located in New York City. Accelerated repayment included prepayment premium of $750,000 –Approximately $11 million first mortgage secured by portfolio of office buildings located in Fremont, CA –$10 million subordinate position secured by a single tenant office/R&D facility located in Santa Clara, CA Debt Portfolio Sales –$50 million senior portion (4.00% coupon) of an $80 million exposure secured by a New York City hotel. •Retained $30 million mezzanine loan that yields 11.60% Equity Portfolio Sales –Two hotels generating net proceeds of approximately $10.5 million and realized pre-tax gains of approximately $1.8 million CREXUS INVESTMENT CORP. 3

CREXUS INVESTMENT CORP. 4 Investment Portfolio Composition (1) Weighted average coupon based on Remaining Principal Amounts. (2) Maturity dates assume all of the borrowers’ extension options are exercised. (3) Purchase price for Real Estate held for Investment. Average asset cost basis for Real Estate Held for Sale. (4) Annualized asset yield. (5) Annualized net equity yield. Carrying Amount % of Portfolio Weighted Average Coupon (WAC)(1)($000’s) Weighted Average Yield Weighted Average LTV Weighted Average Maturity (WAM)(2) Senior Debt$123,84516%4.63%10.65%64%3.62 years Subordinate and Mezzanine Debt552,6337310.7011.43724.99 Total Debt$676,47889%9.50%11.27%70%4.74 years Real Estate86,736(3) 118.56%(4) 10.00%(5) Total$763,214100%June 30, 2012 March 31, 2012 Carrying Amount ($000’s) % of Portfolio Weighted Average Coupon (WAC)(1)Weighted Average Yield Weighted Average LTV Weighted Average Maturity (WAM)(2) Senior Debt$200,87828%5.90%10.95%55%3.37 years Subordinate and Mezzanine 429,209 Debt5910.0511.19694.68 Total Debt$630,08787%8.68%11.11%65%4.25 years Real Estate91,100(3) 1313.12%(4) 15.68%(5) Total$721,187100%TAL INVESTMENT INFORMATION QUARTER ENDED JUNE 30, 2012

Senior Debt Positions

Property Type	Location	Transaction Date	Maturity Date[(1)]	Remaining Principal ($000's)	Carrying Amount ($000's)	Coupon	Amortization Schedule	LTV[(2)]	Property Size[(3)]	Loan Per Unit
Hotel	Grand Cayman	Oct-11	Oct-16	$43,400	$42,314	6.75%	IO	88%	295 rooms	$143,437/ key
Hotel	CA	Apr-11	Nov-14	35,099	23,735	1.99	IO[(4)]	58	368 rooms	$64,497/key
Retail	IN	Nov-11	Nov-16	23,814	23,814	4.75	IO	46	457.7 sq. ft.	$52/ sq.ft.
Retail	CO	Sep-10	May-17	17,833	15,537	5.58	30 year	83	108.9 sq. ft.	$143/ sq. ft.
Condominium	NY	Jul-11	Dec-13	12,973	12,973	0.00[(5)]	IO[(6)]	34	67 units	$193,627/ Unit
Condominium	NJ	Dec-11	Dec-14	5,472	5,472	12.08	IO[(6)]	14	175 units	$31,291/ unit
Total				**$138,591**	**$123,845**	**4.63%[(7)]**		**64%**		

As of June 30, 2012.
(1) Maturity date assumes all the borrowers' extension options are exercised.
(2) Based on most recent third party appraisal, which may be prior to the transaction date.
(3) Square footage in thousands.
(4) Net cash flow after funding of reserves and payment of interest reduces principal.
(5) At June 30, 2012, management classified loan as non-accrual based on information provided by borrower.
(6) Net sale proceeds are used to amortize the loan.
(7) Weighted average coupon based on Remaining Principal Amounts.

CREXUS INVESTMENT CORP. 5

Subordinate and Mezzanine Debt Positions

Loan Type	Property Type	Location	Transaction Date	Maturity Date[1]	Remaining Principal ($000's)	Carrying Amount ($000's)	Coupon	Amortization Schedule	Senior LTV[2]	CXS LTV[2]	Property Size[3]	CXS Loan Per Unit
Mezz	Office	Various	Jun-12	Dec-16	$100,000	$100,000	11.50%	IO	66%	76%	9,510.0 sq. ft	$83/ sq. ft.
Junior Mezz	Retail	Various	Mar-12	Apr-17	87,520	87,520	11.25	25 year	63	77	1,651.0 sq. ft	$302/ sq. ft.
Mezz	Industrial	Various	Jun-12	Jun-22	50,000	50,000	11.00	IO	53	79	3,119.0 sq. ft.	$48 sq. ft.
Mezz	Retail	Various	Sep-11	Sep-15	46,150	42,917	7.71	$75k/month	55	58	5,012.1 sq. ft.	$128/ sq. ft.
Mezz	Hotel	TX	Sep-11	Sep-16	44,000	44,000	10.53	IO	60	73	1,003 rooms	$246,934/ Key
Senior Mezz	Retail	Various	Dec-09	Dec-19	40,000	40,000	12.24	IO	63	68	6,543.3 sq. ft.	$86/ sq. ft.
Mezz	Hotel	NY	May-12	Sep-13	30,000	30,000	11.60	IO	40	64	289 rooms	$276,817/ Key
Mezz	Retail	TX	Mar-10	Apr-15	27,145	27,145	11.25	30 year	47	65	1,013.7 sq. ft.	$101/ sq. ft.
Secured Subordinate Debt	Office	IL	Aug-10	Jun-15	25,000	22,978	6.66	IO	59	66	1,457.7 sq. ft.	$167/ sq. ft.

Continued on following page

As of June 30, 2012.
[1] Maturity date assumes all the borrowers' extension options are exercised.
[2] Based on most recent third party appraisal, which may be prior to the transaction date.
[3] Square footage in thousands.

CREXUS INVESTMENT CORP. 6

CREXUS INVESTMENT CORP. 7 Subordinate and Mezzanine Debt Positions (continued)As of June 30, 2012. (1) Maturity date assumes all the borrowers’ extension options are exercised. (2) Based on most recent third party appraisal, which may be prior to the transaction date. (3) Square footage in thousands. (4) Weighted average coupon based on Remaining Principal Amounts. Loan Type Property Type Location Transaction ($000’sCoup onDate Maturity Date(Remaining Principal 1) CarryingAmou ntAmortiza tionSeni or

Real Estate Properties Portfolio

Property Type	Location	Transaction Date	Asset Basis ($000's)	Gross Asset Yield	First Mortgages ($000's)	First Mortgage Coupon	Net Equity Investment ($000's)	Net Equity Yield	Property Size[1]	Equity Basis
REAL ESTATE HELD FOR SALE:										
Hotel	Various	2/1/2012	$48,436[2]	9.51%[3]	-	-	$48,436[2]	9.51%[3]	1,491 rooms	$29,558/ key
REAL ESTATE HELD FOR INVESTMENT:										
Industrial	Various	Various	38,300[4]	7.36[5]	$19,150	3.49%	19,150	11.22[5][6]	690.0 sq. ft.	$29/sq. ft.
TOTAL			**$86,736**	**8.56%**	**$19,150**	**3.49%**	**$67,586**	**10.00%**		

As of June 30, 2012.
[1] Square footage in thousands.
[2] Average asset cost basis.
[3] Annualized yield assuming annualized Q2 2012 pretax earnings net of tax liability, and one time gain on sale net of tax liability.
[4] Purchase price.
[5] Reflects actual rental income received.
[6] Annualized yield after payment of interest but before non-cash charges.

CREXUS INVESTMENT CORP. 8

CREXUS INVESTMENT CORP. 9 Portfolio Composition Assets Loan Type Percentages are based on carrying amounts as of June 30, 2012.

CREXUS INVESTMENT CORP. 10 Portfolio Diversification - Debt Percentages are based on carrying amounts as of June 30, 2012. Hotel, 31% Geographic Region Property Type

CREXUS INVESTMENT CORP. 11 Portfolio Diversification – Real Estate Properties Percentages are based on carrying amounts as of June 30, 2012. Geographic Region Property Type

CREXUS INVESTMENT CORP.

Balance Sheet – Q2 2012

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2012 (unaudited)	December 31, 2011 (1)
Assets:		
Cash and cash equivalents	$ 189,128	$ 202,814
Commercial real estate loans net of allowance for loan losses ($0 and $369, respectively)		
Senior	123,845	374,348
Subordinated	38,720	71,517
Mezzanine	513,913	306,936
Real estate held for sale	44,071	-
Investment in real estate, net	34,196	33,196
Intangible assets, net	5,306	-
Rents receivable	154	32
Accrued interest receivable	4,140	2,608
Principal receivable from servicer	11,429	-
Other assets	2,527	1,420
Total assets	$ 967,429	$ 992,871
Liabilities:		
Mortgage payable	$ 19,150	$ 16,600
Participation sold (non-recourse)	-	14,755
Accrued interest payable	-	6
Accounts payable and other liabilities	5,810	4,048
Intangible liabilities, net	1,969	-
Dividends payable	20,691	26,817
Investment management fees payable to affiliate	3,426	3,488
Total liabilities	51,046	65,714
Stockholders' Equity:		
Common stock, par value $0.01 per share, 1,000,000,000 authorized, 76,630,528 and 76,620,112 shares issued and outstanding, respectively	766	766
Additional paid-in-capital	890,862	890,757
Accumulated earnings	24,755	35,634
Total stockholders' equity	916,383	927,157
Total liabilities and stockholders' equity	$ 967,429	$ 992,871

(1) Derived from the audited financial statements at December 31, 2011.